UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                        ____________________

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                  Date of Report: April 26, 2010
                 (Date of earliest event reported)


                           AMERILITHIUM CORP.
       (Exact name of registrant as specified in its charter)

      Nevada                      333-155059                 61-1604254
(State or other jurisdiction  (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)

                               Suite 100
                           297 Kingsbury Grade
                        Lake Tahoe, NV 89449-4470
              (Address of principal executive offices (zip code)

                            775-996-2210
          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 26, 2010, the registrant entered into a property purchase agreement with Nevada Alaska Mining Company, Inc., Robert Craig, Barbara Anne Craig and Elizabeth Dickman. Pursuant to the agreement, the sellers sold a 100% interest in certain mining claims located in the state of Nevada.

In consideration of the purchase, AmeriLithium agreed to:

  (i) Pay the sellers on or before May 3, 2010 $50,000 dollars by bank draft or certified check with funds made payable to Nevada Alaska Mining Co., Inc.; and

  (ii) Pay the sellers on or before June 2, 2010 an additional $25,000 dollars by bank draft or certified check with funds made payable to Nevada Alaska Mining Co., Inc.; and

  (iii) Pay the sellers on or before July 2, 2010 an additional $25,000 by bank draft or certified check with funds made payable to Nevada Alaska Mining Co., Inc.; and

  (iv) Pay the sellers on or before August 1, 2010 an additional $25,000 by bank draft or certified check with funds made payable to Nevada Alaska Mining Co., Inc.; and

  (v) Issue on or before August 1, 2010 a total of 400,000 Common Shares to the sellers made out as follows:

  100,000 common shares to Nevada Alaska Mining Co., Inc.
  100,000 common shares to Robert Craig
  100,000 common shares to Barbara Anne Craig
  100,000 common shares to Elizabeth Dickman, and

  (vi) Grant a 2% Net Smelter Royalty (NSR) to the sellers whereby 1% of the NSR is subject to buyback at any time by AmeriLithium for $500,000.

Closing of the Transactions will be completed on or before August 1, 2010 at 2 pm. (Nevada time) or at such other place or time as may be mutually agreed upon by the parties.


ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10 - Property Purchase Agreement dated April 26, 2010




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 29, 2010

AMERILITHIUM CORP.

By:     /s/Matthew Worrall
        ------------------
Name:   Matthew Worrall
Title:  Chief Executive Officer